SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 18, 2005

EDMONDS 5, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

DELAWARE	000-51059	20-2976749
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

44050 Ashburn Plaza, Suite 195

Ashburn, Virginia 20147

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

941-359-5930

(ISSUER TELEPHONE NUMBER)

300 Park Avenue, #1700

New York, New York 10022

(FORMER NAME AND ADDRESS)

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FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE MERGER AGREEMENT

On August 18, 2005 (the “Effective Date”), pursuant to a Plan of Merger between Tenthgate Incorporated (“Tenthgate”), a private Nevada corporation, and Edmonds 5, Inc. (“Edmonds”) (the “Agreement”) Tenthgate was merged into Edmonds, the surviving corporation. Pursuant to the Agreement, each share of outstanding common stock of Tenthgate shall be converted into and exchanged for one share of Edmonds common stock, par value $0.0001 per share. Immediately following the effective date, the name of the Surviving Corporation shall be changed to “Tenthgate Incorporated”, a Delaware Corporation. This merger was approved by the unanimous consent of our Board of Directors on May 16, 2005.

ITEM 2.01 COMPLETION OF MERGER OR DISPOSITION OF ASSETS

On August 18, 2005 (the “Effective Date”), pursuant to a Plan of Merger between Tenthgate Incorporated (“Tenthgate”), a private Nevada corporation, and Edmonds 5, Inc. (“Edmonds”) (the “Agreement”) Tenthgate was merged into Edmonds, the surviving corporation. Each share of common stock, par value $0.001 per share, of Tenthgate outstanding at the Effective Time which is properly endorsed, shall be converted into and exchanged for one share of Edmonds’ common stock, par value $0.0001 per share, except that shares of Tenthgate Common Stock held in Tenthgate’s treasury at the Effective Time, if any, shall be cancelled.

The articles of incorporation and the by-laws of Tenthgate shall from and after the Effective Time be the articles of incorporation and the by-laws of the Edmonds until they are amended and as attached to the Merger Agreement as Exhibit A.

The authorized capital stock of Tenthgate consists of 150,000,000 shares of Tenthgate Common Stock, and 50,000,000 shares of Preferred Stock, $0.001 par value, of which 12,199,600 shares of Common Stock and no shares of Preferred Stock shall be outstanding at Closing. Immediately prior to Closing, Tenthgate shall cause to be cancelled all the shares of its outstanding restricted common stock. Accordingly, the Tenthgate shareholders will be issued a total of 12,199,600 shares of Edmonds’ common stock.

The directors and officers of Tenthgate as of the Effective Time shall be the directors and the officers of the Surviving Corporation, each to serve in each case until his respective successor shall have been elected and qualified.

All employees of Tenthgate shall remain employees of the Surviving Corporation following the Effective Time, at the sole discretion of the directors and officers of the Surviving Corporation.

On and after the Effective Time, Edmonds shall assume the existing stock compensation plan of Tenthgate and recognize any vested or unvested stock options outstanding with respect to Tenthgate Stock.

All issued shares of Edmonds Common Stock outstanding immediately prior to the Effective Time shall continue unchanged as securities of the Surviving Corporation.

When the Merger becomes effective, the separate existence of Tenthgate shall cease, Tenthgate shall be merged into Edmonds, and the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public or private nature, and shall be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all and singular, the rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well for stock subscriptions as all other things in action or belonging to each of the Constituent Corporations shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectively as possible the property of the Surviving Corporation as they were of the several and respective Constituent Corporations; and the title to any real estate vested by deed or otherwise, under the laws of any jurisdiction, in either of the Constituent Corporations, shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the respective Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it.

The focus of the merged entity will be a medical holding company focused on the acquisition and development of life changing health related technologies. The range of acquired technologies will include biotech/life sciences, diagnostic and unique medical devices. TenthGate, Inc. has already acquired two intellectual properties to date and has identified several specific technologies for acquisition and is currently in early stage negotiations with those targeted prospects.

Innovation has and is taking place in every spectrum of today’s world. This is especially true of the health care industry in many different aspects. In the late 1980’s to present, software and technology advances had been brought to the forefront and received most of the attention and capital needed for advancements. Those high tech innovations now have created a unique opportunity in healthcare innovations which are now ready for development and harvesting for the benefit of society in whole. With faster and more complex computing power, miniaturization capabilities now present and the ability for much more thorough and definitive analysis of data, the healthcare industry has seen advances in technology development unparalleled in history. The pipeline for this innovation has outpaced the current system’s ability to properly fund, manage, and commercialize the opportunities leaving an incredible number of life changing technologies needing strategic partners to assist in their further development. This is the need in which TenthGate, Inc. will fill and why the organization was created. The healthcare innovative technology pipeline is full and primed to supply an aggressive medical holding company like TenthGate, Inc. with staggering levels of life changing, healthcare value propositions.

Presently, TenthGate, Inc. owns or has the rights to two properties that were determined to have met the company’s profile for development at the time of the acquisition. These properties include the medical device know as SutureMate®, which is currently selling commercially at small levels and provides a unique niche in the needle stick prevention area. The other innovation is Ice Baton®, for which the company has acquired the worldwide exclusive rights. Ice Baton provides an innovative, nature ice treatment of hemorrhoids which avoids the possible complications associated with chemical topical ointment treatments. Ice Baton has been FDA approved and has received a CE mark in Europe and is selling commercially at minimum levels in England presently.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On August 18, 2005, pursuant to the Agreement, we agreed to issue a total of 12,199,600 shares of the Company’s common stock to the Tenthgate shareholders in exchange for all of the outstanding shares of Tenthgate. These shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933.

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, the size of the offering, and the manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the Tenthgate shareholders had the necessary investment intent as required by Section 4(2) since the Tenthgate shareholders agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market, and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

ITEM 5.02 ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Tim Novak is currently President, CEO and CFO of Edmonds 5, Inc. and President and CEO of TenthGate, Inc., and will remain as President, CEO, and CFO in the merged entity. R. Paul Gray is currently Secretary/Treasurer of Edmonds 5, Inc. and Secretary/Treasurer, CFO of TenthGate, Inc. and will remain as such in the merged entity except for relinquishing his CFO role in the merged entity to Tim Novak on August 18, 2005.

Tim Novak-42 President, CEO, CFO is a senior corporate executive with 20 years of progressive business development and leadership experience. He most recently orchestrated the creation, capital raise and asset purchase for a multi-product, publicly traded healthcare company where he served as Chairman and CEO. He provides, “Plain Truth and Practical Solutions” through Core Concepts, LLC www.coreconcepts.net as a founding member of this multi-discipline, corporate development team. Some of their clients include; The Washington Symphony Orchestra, United Therapeutics’, Inc. and Tandem Technologies, Inc. Mr. Novak has served as Regional Vice President for Women’s Health Partners, Inc., a 100 member OB/GYN specific management services organization (MSO) orchestrating all aspects of physician practice operations, development of new ancillary services and delivering comprehensive financial reporting on $20 million in revenue.

Mr. Novak’s other professional experiences includes: performing independent consulting through Novak Ventures, Unlimited in the areas of healthcare partnering and strategic planning including an innovative project with Hospice of Central Kentucky. He served as Vice President of Professional Relations with The Physicians, Inc., a 1,400 member Independent Physician Association (IPA). He operated a financial programming business as a registered representative and independent agent for USPA & IRA (licensed with the SEC series 6 & 63) developing, selling and servicing comprehensive financial programs. Mr. Novak began his professional career serving his Country. He earned the rank of Captain while serving 5-years on active duty as a Medical Service Corp Officer in the 25th Infantry Division and as Department of Surgery Administrator at Tripler Army Medical Center on Oahu Hawaii.

Tim Novak has served on the Advisory Board of Directors for South Central Bank & Trust, founder and President of the Hardin County Education Foundation, Inc., President of the Elizabethtown Kentucky Rotary Club, Chairman for the Lincoln Trail District Boy Scouts of America and founding member and board member of the CEO Council, Inc. based in Washington DC.

Mr. Novak attended Bowling Green State University where he received his Bachelor of Science Degree and received his Masters of Science in General Administration from Central Michigan University.

R. Paul Gray-41 Secretary/Treasurer is considered a financial expert under the rules promulgated by the major stock exchanges. Mr. Gray is the Managing Member of Core Concepts, LLC based just outside of Washington DC. Mr. Gray has extensive experience with private and public companies on financial, compliance and audit matters. Mr. Gray is a member of several public company boards and sits on various compensation and audit committees. Paul is a graduate of West Virginia University and a alumni of several major accounting firms.

Edmonds is being directed and operated by Tim Novak and Paul Gray presently. These individuals have a pattern of achievement and success in the governance and development of companies and have a deep understanding of development stage public companies and the healthcare industry.

Additional board members of significant stature, knowledge and skill sets have been targeted to be added in the near future as well as corporate management additions. These individuals will be added at a point that matches the pace of the organization’s growth.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a)	Financial Statements of Business Acquired.

Financial Statements will be filed as an amendment to this Form 8K.

(b)	Pro Forma Financial Information.

Pro Forma Financial Information will be filed as an amendment to this Form 8K.

(c)	Exhibits.

Exhibit

Number	Description

2.1	PLAN OF MERGER BY AND BETWEEN TENTHGATE INCORPORATED AND EDMONDS 5, INC. dated August 18, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EDMONDS 5, INC.

By:	/s/ Tim Novak
TIM NOVAK
President, CEO, CFO

Dated: August 19, 2005